STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of March 24, 2006 by and between Navtech Inc. (“Buyer” or “Company”) and John Bethanis (“Seller”).

WHEREAS, Buyer intends to purchase from Seller and Seller intends to sell to the Buyer 620,690 shares of Navtech Inc., on the terms and subject to the conditions herein provided.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein made, and upon the terms and subject to the conditions herein contained, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement and for the consideration specified below in Section 1.2, at the Closing (as defined in Section 1.3), the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer Six Hundred Twenty Thousand Six Hundred Ninety (620,690) shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”), together with all rights attached to the Shares.

1.2 Purchase Price. The purchase price for the Shares is One Million Eight Hundred Thousand and One Dollars ($1,800,001.00) (the “Purchase Price”) which shall be payable at the Closing.

1.3 Closing. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as soon as reasonably practicable from the date hereof, but in no event later than the close of business eastern standard time April 18, 2006, unless otherwise agreed to by the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” The Closing shall not be deemed complete and title to the Shares and the Purchase Price shall not pass to Buyer and Seller, respectively, until all the closing deliveries contemplated by Section 1.4 shall have been delivered and Seller has completed the sale of certain other shares of the Company to Cambridge Information Group, Inc. (“CIG”) pursuant to a Stock Purchase Agreement with CIG of even date herewith.

1.4 Closing Deliveries. At the Closing, (i) Seller shall deliver to Buyer the Shares either by delivering certificates representing the Shares accompanied by duly executed stock powers, executed in blank transferring such Shares to Buyer or (to the extent the Shares are held by a nominee or custodian on Seller’s behalf) by electronic credit to a brokerage account of Buyer in accordance with the instructions set forth on Schedule I hereto and (ii) Buyer shall pay to Seller the Purchase Price by wire transfer in immediately available funds in accordance with the wire transfer instructions set forth on Schedule II hereto.

ARTICLE II
REPRESENTATIONS

2.1 Representations of Seller. Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that: (i) he is the sole beneficial owner of the Shares, and that the Shares are free and clear of all liens, claims and encumbrances or claims of any kind and any restrictions on transfer (other than under applicable securities laws) whatsoever and, upon delivery of the items described in Section 1.4 above, good and valid title to the Shares will transfer to the Buyers; (ii) this Agreement has been duly authorized, executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligation, enforceable against it in accordance with its terms; (iii) neither the execution and the delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will violate any statute, agreement, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Seller is subject; (iv) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of selling the Shares and has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management; and (v) he has not engaged a broker or finder in connection with this Agreement or the transactions contemplated hereby.

2.3  Representations of Buyer. The Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that: (i) this Agreement has been duly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of the Buyer.

2.4  Survival of Representations. The representations and warranties of Seller and Buyer contained in this Article II shall survive the Closing.

ARTICLE III
RELEASE

3.	Release.

a.  In consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller, for himself, his successors, assigns, employees, and agents (collectively, the “Seller Parties”), hereby acquits, releases and forever discharges the Company and its officers, stockholders, agents, employees, contractors, representatives, predecessors, successors, and assigns (collectively, the “Company Parties”), from all manner of actions, causes, causes of actions, suits, complaints, proceedings, debts, dues, contracts, judgments, damages, torts, claims, statutory and court violations, and demands whatsoever, in law or equity, known or known, mature or unmatured, accrued or unaccrued that any of the Seller Parties had, have, or may hereafter have against any of the Company Parties arising from the beginning of time up to and including the Closing Date relating to the Seller’s investment in the Company or ownership of the Shares, but excluding any claims relating to the Buyer’s failure to perform under this Agreement.

b.  The Seller, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

c.  The Seller agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

ARTICLE IV
GENERAL PROVISIONS

4.1 Entire Agreement; Binding Effect. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein and supersedes all prior agreements or understandings among the parties hereto with regard to the subject matter contained herein. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and/or permitted assigns.

4.2 Execution in Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile signature), each of which shall be an original and all of which, taken together, shall constitute one instrument.

4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

4.3 Expenses. The Buyer and the Seller shall each bear their own expenses with respect to this Agreement and the transactions contemplated hereby.

4.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

4.5 Specific Performance. The Buyer and the Seller each hereby acknowledge and agree that, in the event of a breach of any of the obligations contained herein, the other may suffer irreparable harm and significant injury which may be difficult to ascertain or which may not be compensable by money damages and for which such party shall have no adequate remedy available at law. Accordingly, the parties agree that each party will have the right to seek and obtain immediate injunctive relief or other equitable relief from a court of competent jurisdiction as may be necessary or appropriate either to enforce the obligations under this Agreement or to prevent or curtail any actual or threatened breach hereof, including a breach of any representations or warranties set forth herein.

In witness whereof, the parties have executed this Agreement as of the date first set forth above.

BUYER:

Navtech, Inc.

By: _______________________
Name: David Strucke
Title: President

SELLER:

John Bethanis